EXHIBIT 23.1
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                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106

                                                          Telephone 801-486-0096
                                                                Fax 801 486-0098

ANDERSEN ANDERSEN & STRONG, L.C.
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Certified Public Accountants and Business Consultants

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated February 8, 2002, accompanying the audited financial statements of Videolocity International, Inc. and Subsidiaries at October 31, 2001, and the related statements of operations, stockholders' equity, and cash flows and for the years ended October 31, 2001 and 2000 and the period May 26, 2000 to October 31, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.

                                      /S/  ANDERSEN ANDERSEN & STRONG, L.C.
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June 27, 2002                              ANDERSEN ANDERSEN & STRONG, L.C.